HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	Kevin C. Hake	Jeffrey T. O’Keefe
	Senior Vice President, Finance and Treasurer	Director of Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2007 SECOND QUARTER RESULTS

Highlights for the Quarter Ended April 30, 2007

•	The Company reported a pretax loss, prior to the effect of land related charges, of $7.1 million for the second quarter, equivalent to a $0.12 net loss per common share.

•

During the second quarter, the Company incurred $34.4 million of pretax charges related to land impairment and write-offs of predevelopment costs and land deposits, due to a continued decline in sales pace and general market conditions in many of the Company’s communities during the quarter.

•

After all land-related charges, the Company reported a net loss of $30.7 million for the second quarter of fiscal 2007, or a loss of $0.49 per common share, compared with earnings of $101.0 million, or $1.55 per fully diluted common share, in last year’s second quarter.

•

Due to increased uncertainty of housing market conditions, management has withdrawn its prior estimates for 2007 earnings and will not provide updated earnings projections at this time. However, for the full 2007 fiscal year, the Company expects to deliver between 13,200 and 14,200 homes, excluding deliveries from unconsolidated joint ventures.

•

Management has increased its focus on managing balance sheet leverage and inventory investment levels. The Company is projecting positive cash flow in both the fourth quarter of fiscal 2007 and for fiscal 2008.

•

Total revenues decreased 29.4% to $1.1 billion in the second quarter of fiscal 2007. Excluding unconsolidated joint ventures, the Company delivered 3,150 homes with an aggregate sales value of $1.1 billion in the second quarter, down 30.8% compared to deliveries of 4,555 homes with an aggregate sales value of $1.5 billion in the second quarter of fiscal 2006. During the second quarter of fiscal 2007, the Company delivered 275 homes through unconsolidated joint ventures, compared with 612 homes in the second quarter of fiscal 2006.

•	The number of net contracts for the second quarter of fiscal 2007, excluding unconsolidated joint ventures, declined 21.4% to 3,116 contracts.

•

Contract backlog as of April 30, 2007, excluding unconsolidated joint ventures, was 7,766 homes with a sales value of $2.7 billion, down 31.1% in dollars and down 33.0% in number of homes, compared to a contract backlog of 11,587 homes with a $4.0 billion sales value at the end of the second quarter of fiscal 2006.

RED BANK, NJ, May 31, 2007 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported a net loss of $30.7 million, after tax, or $0.49 per common share for the quarter ended April 30, 2007. For the six-month period ended April 30, 2007, revenues declined 20.2% to $2.3 billion, from $2.9 billion in the year earlier period. The Company reported a net loss of $88.0 million for the first half of 2007, or $1.40 per common share, compared to net income of $182.4 million, or $2.80 per fully diluted common share, in the same period a year ago.

Homebuilding gross margin, before interest expense included in cost of sales, was 16.3% for the second quarter of fiscal 2007, a 740 basis point decline from 23.7% in the prior year’s second quarter. The Company’s pretax income from Financial Services in the second quarter of fiscal 2007 declined 6.3% over the same period in 2006, to $6.3 million.

The number of active selling communities on April 30, 2007, excluding unconsolidated joint ventures, was 437, an increase of 6% compared with 411 active communities at the end of the same period last year. The Company’s contract cancellation rate, excluding unconsolidated joint ventures, for the second quarter of fiscal 2007 was 32%, a decrease from the rate of 36% reported in the first quarter of 2007.

Comments From Management

“We are frustrated to report that the housing market has continued to slip further in many locations in terms of both sales pace and sales prices,” commented Ara K. Hovnanian, President and Chief Executive Officer of the Company. “The housing market weakened in the latter part of the second quarter and the slower conditions have continued into May. Lower prices offered to buyers to close homes during the quarter also led to a further reduction in margins and a net loss for the quarter.”

“After a 3% increase in our February contracts over last year, the overall market fell off again, and our net contracts declined approximately 30% year over year through March and April,” Mr. Hovnanian said. “We believe that much of this decline was a reaction to recent problems in the sub-prime mortgage market. While we have felt the sub-prime impact directly in the form of fewer potential homebuyers qualifying for a mortgage as lending standards have tightened, the more significant impact has been indirectly through a further pullback in home buyers’ psychology toward making a purchase,” Mr. Hovnanian stated.

“Given the increased uncertainty of housing market conditions, we have discontinued offering earnings guidance and we have increased our focus on improving our balance sheet and generating positive cash flow,” Mr. Hovnanian said.

“Our use of options to control land allows us to walk away from land options that do not meet our financial hurdle rates and thus slow our investments during this current housing market slowdown,” said J. Larry Sorsby, Executive Vice President and Chief Financial Officer. “As of April 30, 2007, we had 52,147 lots held under option contracts and controlled a total of 85,902 lots, a 29% decline from the end of the second quarter of fiscal 2006. To further enhance cash flow, we are evaluating walking away from additional land options,” Mr. Sorsby stated.

“Despite a challenging environment, we remain focused on realistically pricing homes to achieve a reasonable balance of absorption and margin and modifying product offerings so that we can steadily work through our land inventory,” Mr. Sorsby continued. “We are also focused on reevaluating and renegotiating land options and slowing down expenditures on land development to manage our inventory levels, generate cash flow, reduce leverage and improve our overall financial performance. As a result of delaying land take downs, walking away from additional communities, and delaying the opening of certain communities, we have lowered our expectations for the number of selling communities at the end of the year. While we are primarily focused on the balance sheet, we are also renegotiating with subcontractors and reducing our overheads.” Mr. Sorsby stated.

“While conditions in many of our markets have recently deteriorated further, there are some bright spots in some of our markets where we outperformed our expectations during the second quarter,” said Mr. Hovnanian. “For instance, our operations in San Diego and Minnesota, which had experienced substantial slowdowns over the past year or so, reported significant increases in sales per community on a year-over-year comparison for the second quarter. Although we are not confident that we’ve seen a bottom in these or any other markets yet, the improved pace of sales does give us confidence that over time our strategy to adjust the pricing on our homes is having its intended impact.”

“An excess supply consisting primarily of existing homes remains in many of our markets,” Mr. Hovnanian said. “Before the current housing market correction is over, the market needs to work through those inventories. Throughout our 48-year history, we have successfully navigated past down cycles, and we are confident that we will emerge from the current slowdown with a solid financial footing and positioned to capitalize on strategic opportunities in our markets,” Mr. Hovnanian concluded.

Hovnanian Enterprises will webcast its second quarter earnings conference call at 11:00 a.m. E.T. on Friday, June 1, 2007, hosted by Ara K. Hovnanian, President and Chief Executive Officer of the Company. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Web site at http:www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Web site at http:www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, Chairman, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian Homes, Matzel & Mumford, Forecast Homes, Parkside Homes, Brighton Homes, Parkwood Builders, Windward Homes, Cambridge Homes, Town & Country Homes, Oster Homes, First Home Builders of Florida and CraftBuilt

Homes. As the developer of K. Hovnanian’s Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2006 annual report, can be accessed through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http:www.khov.com.

Hovnanian Enterprises, Inc. is a member of the Public Home Builders Council of America (“PHBCA”) (http://www.phbca.org), a nonprofit group devoted to improving understanding of the business practices of America's largest publicly-traded home building companies, the competitive advantages they bring to the home building market, and their commitment to creating value for their home buyers and stockholders. The PHBCA's 14 member companies build one out of every five homes in the United States.

Non-GAAP Financial Measures:

Consolidated earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs (“Adjusted EBITDA”) are not generally accepted accounting principle (GAAP) financial measures. The most directly comparable GAAP financial measure is net income. The reconciliation of EBITDA and Adjusted EBITDA to net income is presented in a table attached to this earnings release.

Note: All statements in this Press Release that are not historical facts should be considered as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and business conditions, (2) adverse weather conditions and natural disasters, (3) changes in market conditions, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) geopolitical risks, terrorist acts and other acts of war and (13) other factors described in detail in the Company's Form 10-K for the year ended October 31, 2006.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
April 30, 2007
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share)
	Three Months Ended,		Six Months Ended,
	April 30,		April 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Total Revenues	$ 1,110,658	$ 1,574,121	$ 2,276,459	$ 2,852,113

Costs and Expenses (a)	1,149,931	1,421,070	2,384,326	2,571,411

(Loss) Income from Unconsolidated Joint Ventures	(2,160)	9,497	(195)	17,072

(Loss) Income Before Income Taxes	(41,433)	162,548	(108,062)	297,774

Income Tax (Benefit) Provision	(13,374)	58,899	(25,395)	110,029
Net (Loss) Income	(28,059)	103,649	(82,667)	187,745

Less: Preferred Stock Dividends	2,669	2,669	5,338	5,338

Net (Loss) Income Available to Common Stockholders	$ (30,728)	$ 100,980	$ (88,005)	$ 182,407

Per Share Data:
Basic:
(Loss) Income per common share	$ (0.49)	$ 1.60	$ (1.40)	$ 2.90
Weighted Average Number of
Common Shares Outstanding	63,004	62,919	62,953	62,864

Assuming Dilution:
(Loss) Income per common share	$ (0.49)	$ 1.55	$ (1.40)	$ 2.80
Weighted Average Number of
Common Shares Outstanding (b)	63,004	65,106	62,953	65,254

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
April 30, 2007
Gross Margin
(Dollars in Thousands)
	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Sale of Homes	$ 1,058,014	$ 1,479,548	$ 2,193,930	$ 2,725,745
Cost of Sales, excluding interest(a)	885,783	1,128,530	1,817,266	2,055,352
Homebuilding Gross Margin, excluding interest	172,231	351,018	376,664	670,393
Homebuilding Cost of Sales interest	28,578	19,861	55,394	35,972
Homebuilding Gross Margin, including interest	$ 143,653	$ 331,157	$ 321,270	$ 634,421

Gross Margin Percentage, excluding interest	16.3%	23.7%	17.2%	24.6%
Gross Margin Percentage, including interest	13.6%	22.4%	14.6%	23.3%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Land Sales	$ 31,695	$ 70,238	$ 35,294	$ 80,793
Cost of Sales, excluding interest(a)	18,027	51,769	20,519	59,634
Land Sales Gross Margin, excluding interest	13,668	18,469	14,775	21,159
Land Sales interest	178	422	234	880
Land Sales Gross Margin, including interest	$ 13,490	$ 18,047	$ 14,541	$ 20,279

(a) Does not include cost associated with walking away from land options which are recorded as inventory impairment losses in the Statements of Consolidated Operations.

Hovnanian Enterprises, Inc.
April 30, 2007
Reconciliation of Adjusted EBITDA to Net (Loss) Income
(Dollars in Thousands)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Net (Loss) Income	$ (28,059)	$ 103,649	$ (82,667)	$ 187,745
Income Tax (Benefit) Provision	(13,374)	58,899	(25,395)	110,029
Interest expense	35,422	20,983	63,514	38,372
EBIT [1]	(6,011)	183,531	(44,548)	336,146
Depreciation	4,588	3,233	8,972	6,319
Amortization of Debt Costs	672	573	1,372	1,009
Amortization of Intangibles	6,718	13,391	68,274	25,060
EBITDA[2]	5,967	200,728	34,070	368,534
Inventory Impairment Loss and Land Option Write-offs	34,353	5,595	75,827	8,704
Adjusted EBITDA[3]	$ 40,320	$ 206,323	$ 109,897	$ 377,238

INTEREST INCURRED	$ 53,501	$ 36,250	$ 98,798	$ 67,054

ADJUSTED EBITDA TO
INTEREST INCURRED	0.75	5.69	1.11	5.63

(1) EBIT is a non-GAAP financial measure. The comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.
(2) EBITDA is a non-GAAP financial measure. The comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The comparable GAAP financial measure is net income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and inventory impairment loss and land option write-offs.

Hovnanian Enterprises, Inc.
April 30, 2007
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$ 120,054	$ 61,781	$ 102,849	$ 48,366
Plus Interest Incurred	53,501	36,250	98,798	67,054
Less Interest Expensed	35,422	20,983	63,514	38,372
Interest Capitalized at End of Period	$ 138,133	$ 77,048	$ 138,133	$ 77,048

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands Except Share Amounts)

	April 30, 2007	October 31, 2006
ASSETS
	(unaudited)
Homebuilding:
Cash and cash equivalents	$10,144	$43,635

Restricted cash	11,332	9,479

Inventories - at the lower of cost or fair value:
Sold and unsold homes and lots under development	3,428,811	3,297,766

Land and land options held for future
development or sale	392,274	362,760

Consolidated inventory not owned:
Specific performance options	14,996	20,340
Variable interest entities	185,443	208,167
Other options	216,006	181,808

Total consolidated inventory not owned	416,445	410,315

Total inventories	4,237,530	4,070,841

Investments in and advances to unconsolidated
joint ventures	215,962	212,581

Receivables, deposits, and notes	82,904	94,750

Property, plant, and equipment – net	113,098	110,704

Prepaid expenses and other assets	182,324	175,603

Goodwill	32,658	32,658

Definite life intangibles	71,814	165,053

Total homebuilding	4,957,766	4,915,304

Financial services:
Cash and cash equivalents	9,387	10,688
Restricted cash	8,777	1,585
Mortgage loans held for sale	133,326	281,958
Other assets	6,637	10,686

Total financial services	158,127	304,917

Income taxes receivable – including deferred
tax benefits	293,139	259,814

Total assets	$5,409,032	$5,480,035

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands Except Share Amounts)
	April 30, 2007	October 31, 2006
LIABILITIES AND STOCKHOLDERS’ EQUITY	(unaudited)

Homebuilding:
Nonrecourse land mortgages	$10,190	$26,088
Accounts payable and other liabilities	381,252	582,393
Customers’ deposits	127,232	184,943
Nonrecourse mortgages secured by operating
Properties	23,341	23,684
Liabilities from inventory not owned	261,438	205,067

Total homebuilding	803,453	1,022,175

Financial services:
Accounts payable and other liabilities	15,284	12,158
Mortgage warehouse line of credit	121,837	270,171

Total financial services	137,121	282,329

Notes payable:
Revolving credit agreement	412,300
Senior notes	1,650,336	1,649,778
Senior subordinated notes	400,000	400,000
Accrued interest	49,812	51,105

Total notes payable	2,512,448	2,100,883

Total liabilities	3,453,022	3,405,387

Minority interest from inventory not owned	94,533	130,221

Minority interest from consolidated joint ventures	1,599	2,264

Stockholders’ equity:
Preferred stock, $.01 par value-authorized 100,000
shares; issued 5,600 shares at April 30,
2007 and at October 31, 2006 with a
liquidation preference of $140,000	135,299	135,299
Common stock, Class A, $.01 par value-authorized
200,000,000 shares; issued 59,232,205 shares at
April 30, 2007 and 58,653,723 shares at
October 31, 2006 (including 11,694,720 shares
at April 30, 2007 and 11,494,720 shares at
October 31, 2006 held in Treasury)	592	587
Common stock, Class B, $.01 par value (convertible
to Class A at time of sale) authorized
30,000,000 shares; issued 15,341,316 shares at
April 30, 2007 and 15,343,410 shares at
October 31, 2006 (including 691,748 shares at
April 30, 2007 and October 31, 2006 held in
Treasury)	153	153
Paid in capital – common stock	265,286	253,262
Retained earnings	1,573,805	1,661,810
Treasury stock - at cost	(115,257)	(108,948)

Total stockholders’ equity	1,859,878	1,942,163

Total liabilities and stockholders’ equity	$5,409,032	$5,480,035

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In Thousands Except Per Share Data) (Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2007	2006	2007	2006
Revenues:
Homebuilding:
Sale of homes	$1,058,014	$1,479,548	$2,193,930	$2,725,745
Land sales and other revenues	34,761	73,382	43,098	85,915

Total homebuilding	1,092,775	1,552,930	2,237,028	2,811,660
Financial services	17,883	21,191	39,431	40,453

Total revenues	1,110,658	1,574,121	2,276,459	2,852,113

Expenses:
Homebuilding:
Cost of sales, excluding interest	903,810	1,180,299	1,837,785	2,114,986
Cost of sales interest	28,756	20,283	55,628	36,852
Inventory impairment loss and land
option write-offs	34,353	5,595	75,827	8,704

Total cost of sales	966,919	1,206,177	1,969,240	2,160,542

Selling, general and administrative	137,637	151,853	269,779	287,087

Total homebuilding	1,104,556	1,358,030	2,239,019	2,447,629

Financial services	11,628	14,517	24,698	28,047

Corporate general and administrative	19,558	25,911	42,191	53,633

Other interest	6,666	700	7,886	1,520

Other operations	805	8,521	2,258	15,522

Intangible amortization	6,718	13,391	68,274	25,060

Total expenses	1,149,931	1,421,070	2,384,326	2,571,411

(Loss) income from unconsolidated
joint ventures	(2,160)	9,497	(195)	17,072

(Loss) income before income taxes	(41,433)	162,548	(108,062)	297,774

State and federal income tax
(benefit)/provision:
State	1,094	6,235	(1,252)	11,109
Federal	(14,468)	52,664	(24,143)	98,920

Total taxes	(13,374)	58,899	(25,395)	110,029

Net (loss) income	(28,059)	103,649	(82,667)	187,745
Less: preferred stock dividends	2,669	2,669	5,338	5,338

Net (loss) income available to common
stockholders	$(30,728)	$100,980	$(88,005)	$182,407
Per share data:
Basic:
(Loss) income per common share	$(0.49)	$1.60	$(1.40)	$2.90
Weighted average number of common
shares outstanding	63,004	62,919	62,953	62,864
Assuming dilution:
(Loss) income per common share	$(0.49)	$1.55	$(1.40)	$2.80
Weighted average number of common
shares outstanding	63,004	65,106	62,953	65,254

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)	Communities Under Development
	Three Months - 4/30/07

		Net Contracts (1)			Deliveries
		Three Months Ended			Three Months Ended			Contract Backlog
		April 30,			April 30,			April 30,
		2007	2006	% Change	2007	2006	% Change	2007	2006	% Change
Northeast
	Homes	408	501	(18.6%)	409	437	(6.4%)	1,143	1,665	(31.4%)
	Dollars	202,884	225,355	(10.0%)	185,852	203,828	(8.8%)	592,250	758,960	(22.0%)
	Avg.Price	497,264	449,810	10.5%	454,406	466,426	(2.6%)	518,154	455,832	13.7%
Mid-Atlantic
	Homes	513	615	(16.6%)	402	491	(18.1%)	1,206	1,478	(18.4%)
	Dollars	239,485	309,773	(22.7%)	189,370	251,012	(24.6%)	587,339	761,279	(22.8%)
	Avg.Price	466,832	503,696	(7.3%)	471,070	511,226	(7.9%)	487,014	515,074	(5.4%)
Southeast(2)
	Homes	350	633	(44.7%)	766	1,316	(41.8%)	2,727	5,265	(48.2%)
	Dollars	107,345	189,762	(43.4%)	207,844	311,202	(33.2%)	785,921	1,438,488	(45.4%)
	Avg.Price	306,699	299,782	2.3%	271,337	236,476	14.7%	288,200	273,217	5.5%
Southwest
	Homes	989	1,235	(19.9%)	866	1,054	(17.8%)	1,066	1,406	(24.2%)
	Dollars	222,119	265,790	(16.4%)	200,053	232,289	(13.9%)	245,148	315,309	(22.3%)
	Avg.Price	224,589	215,215	4.4%	231,008	220,388	4.8%	229,970	224,260	2.5%
Midwest
	Homes	286	260	10.0%	199	209	(4.8%)	813	610	33.3%
	Dollars	68,735	52,226	31.6%	41,524	29,124	42.6%	167,350	110,774	51.1%
	Avg.Price	240,331	200,869	19.6%	208,663	139,349	49.7%	205,842	181,597	13.4%
West
	Homes	570	718	(20.6%)	508	1,048	(51.5%)	811	1,163	(30.3%)
	Dollars	248,815	343,303	(27.5%)	233,371	452,093	(48.4%)	357,982	587,465	(39.1%)
	Avg.Price	436,518	478,138	(8.7%)	459,392	431,386	6.5%	441,408	505,129	(12.6%)
Consolidated Total
	Homes	3,116	3,962	(21.4%)	3,150	4,555	(30.8%)	7,766	11,587	(33.0%)
	Dollars	1,089,383	1,386,209	(21.4%)	1,058,014	1,479,548	(28.5%)	2,735,990	3,972,275	(31.1%)
	Avg.Price	349,610	349,876	(0.1%)	335,877	324,818	3.4%	352,304	342,822	2.8%
Unconsolidated Joint Ventures
	Homes	202	380	(46.8%)	275	612	(55.1%)	811	1,797	(54.9%)
	Dollars	61,782	129,757	(52.4%)	103,241	244,402	(57.8%)	370,634	810,115	(54.2%)
	Avg.Price	305,853	341,466	(10.4%)	375,422	399,350	(6.0%)	457,008	450,815	1.4%
Total
	Homes	3,318	4,342	(23.6%)	3,425	5,167	(33.7%)	8,577	13,384	(35.9%)
	Dollars	1,151,165	1,515,966	(24.1%)	1,161,255	1,723,950	(32.6%)	3,106,624	4,782,390	(35.0%)
	Avg.Price	346,945	349,140	(0.6%)	339,053	333,646	1.6%	362,204	357,321	1.4%
DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as a new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.
(2) The number and the dollar amount of net contracts in the Southeast in the 2007 second quarter include the effect of CraftBuilt Homes acquisition, which closed in April 2006.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)	Communities Under Development
	Six Months - 4/30/2007

		Net Contracts (1)			Deliveries
		Six Months Ended			Six Months Ended			Contract Backlog
		April 30,			April 30,			April 30,
		2007	2006	% Change	2007	2006	% Change	2007	2006	% Change
Northeast
	Homes	794	961	(17.4%)	869	879	(1.1%)	1,143	1,665	(31.4%)
	Dollars	377,932	420,376	(10.1%)	399,138	400,127	(0.2%)	592,250	758,960	(22.0%)
	Avg.Price	475,984	437,436	8.8%	459,307	455,207	0.9%	518,154	455,832	13.7%
Mid-Atlantic
	Homes	944	967	(2.4%)	872	870	0.2%	1,206	1,478	(18.4%)
	Dollars	432,124	497,147	(13.1%)	412,058	448,890	(8.2%)	587,339	761,279	(22.8%)
	Avg.Price	457,759	514,113	(11.0%)	472,544	515,966	(8.4%)	487,014	515,074	(5.4%)
Southeast (2)
	Homes	494	1,648	(70.0%)	1,580	2,464	(35.9%)	2,727	5,265	(48.2%)
	Dollars	147,366	503,789	(70.7%)	425,569	580,980	(26.7%)	785,921	1,438,488	(45.4%)
	Avg.Price	298,311	305,697	(2.4%)	269,347	235,787	14.2%	288,200	273,217	5.5%
Southwest
	Homes	1,720	2,036	(15.5%)	1,653	1,926	(14.2%)	1,066	1,406	(24.2%)
	Dollars	388,321	436,494	(11.0%)	376,223	415,548	(9.5%)	245,148	315,309	(22.3%)
	Avg.Price	225,768	214,388	5.3%	227,600	215,757	5.5%	229,970	224,260	2.5%
Midwest
	Homes	540	408	32.4%	395	379	4.2%	813	610	33.3%
	Dollars	124,680	81,606	52.8%	80,103	58,327	37.3%	167,350	110,774	51.1%
	Avg.Price	230,889	200,015	15.4%	202,792	153,897	31.8%	205,842	181,597	13.4%
West
	Homes	1,194	1,292	(7.6%)	1,047	1,882	(44.4%)	811	1,163	(30.3%)
	Dollars	523,668	600,454	(12.8%)	500,839	821,873	(39.1%)	357,982	587,465	(39.1%)
	Avg.Price	438,583	464,748	(5.6%)	478,356	436,702	9.5%	441,408	505,129	(12.6%)
Consolidated Total
	Homes	5,686	7,312	(22.2%)	6,416	8,400	(23.6%)	7,766	11,587	(33.0%)
	Dollars	1,994,091	2,539,866	(21.5%)	2,193,930	2,725,745	(19.5%)	2,735,990	3,972,275	(31.1%)
	Avg.Price	350,702	347,356	1.0%	341,947	324,493	5.4%	352,304	342,822	2.8%
Unconsolidated Joint Ventures
	Homes	245	654	(62.5%)	564	1,197	(52.9%)	811	1,797	(54.9%)
	Dollars	59,612	238,329	(75.0%)	211,737	459,014	(53.9%)	370,634	810,115	(54.2%)
	Avg.Price	243,315	364,417	(33.2%)	375,419	383,470	(2.1%)	457,008	450,815	1.4%
Total
	Homes	5,931	7,966	(25.5%)	6,980	9,597	(27.3%)	8,577	13,384	(35.9%)
	Dollars	2,053,703	2,778,195	(26.1%)	2,405,667	3,184,759	(24.5%)	3,106,624	4,782,390	(35.0%)
	Avg.Price	346,266	348,757	(0.7%)	344,651	331,849	3.9%	362,204	357,321	1.4%
DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as a new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.
(2) The number and the dollar amount of net contracts in the Southeast in the first six months of 2007 include the effect of CraftBuilt Homes acquisition, which closed in April 2006.